Exhibit 99.1

Contact:

Timothy Baker	Scott Solomon
President, Chief Operating Officer	Senior Vice President
and Chief Financial Officer	Sharon Merrill Associates
Cynosure, Inc.	(617) 542-5300
(978) 256-4200	CYNO@investorrelations.com
tbaker@cynosure.com

Cynosure Announces Fourth-Quarter 2015 Results;

Achieves Record Quarterly Revenue of $102.4 Million, 19 Percent

Increase from Prior Year

Fourth-Quarter 2015 Highlights:

–	North America product revenue of $55.8 million, up 31 percent year-over-year

–	Non-GAAP earnings of $0.42 per diluted share; GAAP earnings of $0.31 per diluted share

–	Launch of SculpSure® platform for non-invasive fat reduction helps drive top-line performance

–	Cash and investments of $182.8 million at December 31, 2015

Full-Year 2015 Highlights:

–	Revenue of $339.5 million, up 16 percent year-over-year

–	Non-GAAP earnings of $1.08 per diluted share; GAAP earnings of $0.70 per diluted share

–	Cash flow from operations of $37.8 million

Westford, MA – February 9, 2016 – Cynosure, Inc. (Nasdaq: CYNO), which designs, manufactures and markets medical devices for aesthetic procedures and precision surgical applications worldwide, today reported financial results for the three months and year ended December 31, 2015.

“We capped a record year with fourth-quarter revenue of $102.4 million, improving margins and solid profitability in the quarter,” said Chief Executive Officer Michael Davin. “The successful launch of SculpSure, our new laser platform for non-invasive fat reduction, together with the strong performance of other products, including MonaLisa Touch®, Icon™ and PicoSure®, helped drive a 31 percent increase in product revenue from North America and enhance our competitive position in the market.”

“2015 was an outstanding year for Cynosure. We launched a second wavelength to our market-leading PicoSure platform and introduced SculpSure in the U.S. through our direct sales force as well as through our direct offices in Europe and Australia. In addition, we strengthened our business through strategic technology investments, scientific presentations and additional international regulatory clearances that support our long-term growth strategy,” Davin said. “It also was a strong cash-generating year for the Company, with cash flow from operations of $37.8 million.”

Fourth Quarter 2015 Financial Results

Revenue was $102.4 million for the fourth quarter of 2015, an increase of 19 percent from the prior-year period. Product revenue in North America grew 31 percent year-over-year to $55.8 million. International product revenue was $29.7 million, up 1 percent year-over-year, and up 4 percent on a constant currency basis, from the fourth quarter of 2014. Parts, service and disposables revenue increased 28 percent year-over-year to $16.3 million.

Gross margin for the fourth quarter of 2015 was 57.6 percent, compared with 56.6 percent for the same period in 2014. On a non-GAAP basis, excluding non-cash charges related to the amortization of intangibles, gross margin increased to 59.1 percent in the fourth quarter of 2015, compared with 58.6 percent in the prior-year period.

Total operating expenses for the fourth quarter of 2015 increased 16 percent to $47.2 million from $40.6 million in the same period in 2014, partially reflecting the SculpSure launch. Sales and marketing expenses for the fourth quarter of 2015 were $32.6 million, or 31.8 percent of total revenue, compared with sales and marketing expenses of $25.9 million, or 30.0 percent of total revenue, for the fourth quarter of 2014, as Cynosure added sales, clinical support and marketing personnel, and made additional marketing investments associated with the SculpSure launch.

Operating income for the fourth quarter of 2015 was $11.8 million, compared with $8.3 million in the prior-year period. On a non-GAAP basis, excluding acquisition costs and amortization of intangibles, income from operations for the fourth quarter of 2015 was $14.1 million, compared with $11.6 million for the prior-year period.

Net income for the fourth quarter of 2015 was $7.2 million, or $0.31 per diluted share, compared with net income of $23.0 million, or $1.05 per diluted share, for the prior-year period. Net income for the fourth quarter of 2014 included an income tax benefit of $19.6 million, or $0.89 per diluted share, resulting from the release of an income tax valuation allowance relating to net deferred tax assets.

On a non-GAAP basis, excluding acquisition costs, non-cash unrealized foreign exchange measurement losses, and amortization of intangibles, net income for the fourth quarter of 2015 was $9.6 million, or $0.42 per diluted share, compared with $7.9 million, or $0.36 per diluted share, for the prior-year period.

Cash and investments at December 31, 2015 were $182.8 million, compared with $133.4 million at year-end 2014.

Business Outlook

“Based on the momentum of our business and our strong balance sheet, we believe we are well positioned to drive growth in 2016 and beyond,” Davin concluded. “SculpSure is ahead of plan in just its first few months on the market and the early feedback has been encouraging. Given early demand from physicians and patients, we’re optimistic about maintaining the initial trajectory as we move through the year. Our commitments to disciplined execution, technological innovation and prudent financial management are core to the foundation of Cynosure and will continue to anchor our strategy moving forward.”

Cynosure Announces $35 Million Share Repurchase Program

Cynosure also announced today that its Board of Directors has authorized the repurchase of up to $35 million of the Company’s common stock from time to time on the open market or in privately negotiated transactions.

The timing and amount of any shares repurchased will be determined by Cynosure’s management based on its evaluation of market conditions and other factors. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The repurchase program, which is the only repurchase program currently maintained by the Company, may be suspended or discontinued at any time. Any repurchased shares will be available for use in connection with the Company’s stock plans and for other corporate purposes. The share repurchase program expires on February 1, 2018.

The repurchase program will be funded using the Company’s working capital. As of December 31, 2015, the Company had cash, cash equivalents, marketable securities and short-term investments of approximately $182.8 million and approximately 22.7 million shares of common stock outstanding.

Fourth-Quarter 2015 Financial Results Conference Call

In conjunction with the announcement of its fourth-quarter financial results, Cynosure will host a conference call for investors and analysts at 9:00 a.m. ET today. On the call, Michael Davin and Timothy Baker, the Company’s President, Chief Operating Officer and Chief Financial Officer, will discuss Cynosure’s financial results and provide a business overview. Those who wish to listen to the conference call webcast should visit the “Investors” section of the Company’s website at www.cynosure.com. The live call can also be accessed by dialing (877) 709-8155 or (201) 689-8881. If you are unable to listen to the live call, the webcast will be archived for one year on the Company’s website.

About Cynosure, Inc.

Cynosure develops, manufactures, and markets aesthetic treatment systems that enable plastic surgeons, dermatologists and other medical practitioners to perform non-invasive and minimally invasive procedures to remove hair, treat vascular and benign pigmented lesions, remove multi-colored tattoos, revitalize the skin, reduce fat through non-invasive and minimally invasive laser lipolysis, reduce cellulite, clear nails infected by toe fungus, ablate sweat glands and improve vaginal health. Cynosure also markets radiofrequency energy-sourced medical devices for precision surgical applications such as facial plastic and general surgery, gynecology, ear, nose, and throat procedures, ophthalmology, oral and maxillofacial surgery, podiatry and proctology. Cynosure’s product portfolio is composed of a broad range of energy sources including Alexandrite, diode, Nd:YAG, picosecond, pulse dye, Q-switched lasers, intense pulsed light and radiofrequency technology. Cynosure sells its products globally under the Cynosure, Palomar, ConBio and Ellman brand names through a direct sales force in the United States, Canada, Mexico, France, Morocco, Germany, Spain, the United Kingdom, Australia, China, Japan and Korea, and through international distributors in approximately 120 other countries. For corporate or product information, visit Cynosure’s website at www.cynosure.com.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Cynosure, Inc., including Cynosure’s expectations with respect to timing and success of product launches, regulatory clearances and international registrations, as well as other statements containing the words, “believes,” “looks forward,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the market price of Cynosure’s stock prevailing from time to time, the nature of other investment opportunities presented to the Company from time to time, the Company’s cash flow from operations, levels of demand for procedures performed with Cynosure products and for Cynosure products themselves, competition in the aesthetic laser industry, general business and economic conditions, effects of acquisitions that Cynosure has made or may make, Cynosure’s ability to develop and commercialize new products, including the MonaLisa Touch and SculpSure products, Cynosure’s reliance on sole source suppliers, the inability to accurately predict the timing or outcome of regulatory decisions, and economic, market, technological and other factors discussed in Cynosure’s most recent Annual Report on Form 10-K and subsequently filed Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2015, which are filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Cynosure’s views as of the date of this press release. Cynosure anticipates that subsequent events and developments will cause its views to change. However, although Cynosure may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Cynosure’s views as of any date subsequent to the date of this press release.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015	2014		2015	2014
Revenues	$102,442	$86,262		$339,462	$292,369
Cost of revenues	43,442	37,410		145,928	127,131

Gross profit	59,000	48,852		193,534	165,238
Operating expenses
Selling and marketing	32,556	25,854		111,506	88,564
Research and development	5,620	5,714		22,343	22,033
Amortization of intangible assets acquired	782	795		2,990	2,961
General and administrative	8,250	8,223		30,374	30,420

Total operating expenses	47,208	40,586		167,213	143,978
Income from operations	11,792	8,266		26,321	21,260

Interest expense, net	(423)	(412)		(1,683)	(1,446)
Other expense, net	(45)	(928)		(1,440)	(1,476)

Income before income taxes	11,324	6,926		23,198	18,338
Income tax provision (benefit)	4,097	(16,074)		7,391	(13,000)

Net income	$7,227	$23,000	*	$15,807	$31,338	*

Diluted net income per share	$0.31	$1.05	*	$0.70	$1.41	*

Diluted weighted average shares outstanding	23,014	21,938		22,658	22,195

Basic net income per share	$0.32	$1.06	*	$0.71	$1.44	*

Basic weighted average shares outstanding	22,638	21,599		22,286	21,824

*	Includes income tax benefit of $19.6 million, or $0.89 per diluted share, resulting from the release of an income tax valuation allowance relating to net deferred tax assets.

Condensed Consolidated Balance Sheet

(In thousands)

	December 31, 2015	December 31, 2014
	(Unaudited)
Assets:
Cash, cash equivalents and marketable securities	$108,587	$75,131
Short-term investments and related financial instruments	35,412	32,055
Accounts receivable, net	42,012	42,524
Inventories	79,768	59,318
Prepaid expenses and other current assets	21,356	9,629

Total current assets	287,135	218,657
Property and equipment, net	39,706	34,256
Long-term marketable securities	38,761	26,189
Goodwill and intangibles, net	150,124	159,347
Deferred tax asset, noncurrent	17,882	16,636
Other noncurrent assets	1,002	992

Total assets	$534,610	$456,077

Liabilities and stockholders’ equity:
Accounts payable and accrued expenses	$79,501	$62,981
Deferred revenue	24,803	10,971
Capital lease obligations	741	137

Total current liabilities	105,045	74,089
Capital lease obligations, net of current portion	17,372	16,088
Deferred revenue, net of current portion	903	809
Other long-term liabilities	6,888	6,979
Total stockholders’ equity	404,402	358,112

Total liabilities and stockholders’ equity	$534,610	$456,077

To supplement our consolidated financial statements presented in accordance with GAAP, Cynosure uses non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP diluted net income per share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures included in this press release exclude costs associated with the acquisitions and amortization of intangible assets acquired, as well as unrealized foreign exchange losses for the three and twelve months ended December 31, 2015 and 2014. This exclusion may be different from, and therefore not comparable to, similar measures used by other companies.

Cynosure’s management believes that the non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding the acquisition-related costs, amortization and foreign exchange costs that may not be indicative of our core business operating results. Cynosure believes that both management and investors benefit from referring to the non-GAAP financial measures in assessing Cynosure’s performance and when planning, forecasting and analyzing future periods. The non-GAAP financial measures also facilitate management’s internal comparisons to Cynosure’s historical performance and our competitors’ operating results. Cynosure believes that the non-GAAP measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in our financial and operational decision making.

Reconciliation of GAAP Income Statement Measures to Non-GAAP Income Statement Measures (Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Gross profit	$59,000	$48,852	$193,534	$165,238

Non-GAAP adjustments to gross profit:
Costs associated with acquisitions and amortization	1,554	1,731	6,215	5,975

Total Non-GAAP adjustments to gross profit	1,554	1,731	6,215	5,975

Non-GAAP Gross profit dollars	$60,554	$50,583	$199,749	$171,213

Non-GAAP Gross profit percentage	59.1%	58.6%	58.8%	58.6%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Income from operations	$11,792	$8,266	$26,321	$21,260

Non-GAAP adjustments to income from operations:
Costs associated with acquisitions and amortization	2,336	3,364	9,962	13,682

Total Non-GAAP adjustments to income from operations	2,336	3,364	9,962	13,682

Non-GAAP Income from operations	$14,128	$11,630	$36,283	$34,942

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net income	$7,227	$23,000	$15,807	$31,338

Non-GAAP adjustments to net income:
Costs associated with acquisitions and amortization	2,336	3,364	9,962	13,682
Unrealized foreign exchange loss	48	941	1,770	1,552
Income tax effect of non-GAAP adjustments	(15)	(19,443)	(3,087)	(23,072)

Total Non-GAAP adjustments to net income	2,369	(15,138)	8,645	(7,838)

Non-GAAP net income	$9,596	$7,862	$24,452	$23,500

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Diluted net income per share	$0.31	$1.05	$0.70	$1.41

Costs associated with acquisitions and amortization	0.10	0.15	0.44	0.62
Unrealized foreign exchange loss	0.01	0.04	0.08	0.07
Income tax effect of Non-GAAP adjustments	(0.00)	(0.88)	(0.14)	(1.04)

Total Non-GAAP adjustments to net income	0.11	(0.69)	0.38	(0.35)

Non-GAAP diluted net income per share	$0.42	$0.36	$1.08	$1.06

Weighted average shares used to compute
GAAP diluted net income per share	23,014	21,938	22,658	22,195

Weighted average shares used to compute
Non-GAAP diluted net income per share	23,014	21,938	22,658	22,195